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                                                                  EXHIBIT 10.17

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT, dated as of August 26, 1999 (as amended and modified, the "Security Agreement" or this "Agreement"), is made by and among APPLIED ANALYTICAL INDUSTRIES, INC., a Delaware corporation (the "Company"), the subsidiaries of the Company that are identified on the signature pages attached hereto (the "Subsidiaries" and collectively with the Company, the "Credit Parties"), and BANK OF AMERICA, N.A. (the "Lender").

                                   RECITALS:

         A. Pursuant to that certain Loan Agreement, dated December 30, 1996, as amended February 13, 1998 and May 19, 1999 (the "Revolving Credit Agreement"), the Lender has extended revolving credit loans (the "Revolving Loans") to the Company in the amount of up to $20,000,000. The Company's obligations to the Lender arising under the Revolving Credit Agreement, including without limitation all principal, interest, fees, and other charges in respect of the Revolving Loans, shall be referred to herein as the "Revolving Loan Obligations".

         B. Pursuant to (i) that certain promissory note dated December 31, 1997 made by the Company in favor of the Lender in the original principal amount of $2,083,155.00 and having a maturity date of December 31, 2002, and
(ii) that certain promissory note dated March 28, 1996 made by the Company in favor of the Lender in the original principal amount of $998,000.00 and having a maturity date of December 31, 2000 (collectively, the "Term Notes" and each a "Term Note"; the Lender's advances to or for the benefit of the Company as evidenced by the Term Notes shall be referred to as the "Term Loans"). The Company's obligations to the Lender arising under the Term Notes, including without limitation all principal, interest, fees and other charges in respect of the Term Loans shall be referred to as the "Term Loan Obligations".

         C. The Lender has also issued, on the application and request of the Company as account party, four letters of credit described as follows: (i) letter of credit no. 919888 in the amount of DM 10,000,000 designating Deutsche Bank as the beneficiary and having an expiry date of August 31, 1999 (the "Deutsche Bank Letter of Credit"); (ii) letter of credit no. 919887 in the amount of DM 2,100,000 designating Bayerishe Vereinsbank as the beneficiary and having an expiry date of August 31, 1999 (the "Vereinsbank Letter of Credit");
(iii) letter of credit no. 972664 in the amount of U.S. $279,750 designating North Brunswick II LLC as the beneficiary and having an expiry date of July 31, 2000; and (iv) that letter of credit issued by the Lender in connection with certain industrial revenue bond financing of the Borrower (collectively, the "Letters of Credit"). For purposes hereof, "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under the Letters of Credit, as amended from time to time, plus (ii) the aggregate amount of all drawings under the Letters of Credit honored by the Lender but not therefore reimbursed by the Company, and all fees, charges, expenses and related obligations of the Company to the Lender arising under the applications for the Letters of Credit, any amendments thereto, or under any documents delivered in connection therewith.


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         D.       The Lender has also enabled the establishment of a lease
financing facility in favor of the Company pursuant to the terms of (i) that certain Participation Agreement, dated as of October 2, 1998 (the "Participation Agreement", among the Company, First Security Bank, N.A., as Owner Trustee (the "Owner Trustee") under the AAI Realty Trust 1998-1, the lenders and holders identified therein and from time to time party thereto, and NationsBank, N.A. (now known as Bank of America, N.A.) as Agent; (ii) that certain Lease Agreement, dated as of October 2, 1998, between the Owner Trustee as lessor and the Company as lessee; (iii) that certain Agency Agreement, dated as of October 2, 1998, between the Company as construction agent and the Owner Trustee as lessor; and (iv) each of the other Operative Agreements (as defined in the Participation Agreement), in each case as amended, modified, supplemented, extended or renewed from time to time. The foregoing documents, instruments and agreements shall be referred to collectively as the "TROL Transaction Documents" and the Company's obligations thereunder, in any capacity, shall be referred to collectively as the "TROL Obligations". The Revolving Credit Agreement, the Term Notes, the Letters of Credit, and the TROL Transaction Documents shall be referred to collectively as the "Existing Credit Documents".

         E. The Company has failed to comply with the financial covenants set forth in Section 6.01(p)(v) of the Revolving Credit Agreement for the fiscal quarter ending June 30, 1999 (the "Existing Default"). The occurrence of the Existing Default under the Revolving Credit Agreement causes a cross-default under the terms of the TROL Transaction Documents and the Term Notes.

         F. The Company has requested that (i) the Lender forbear from exercising its remedies with respect to the Existing Default, (ii) that the Lender continue to make available to the Company the credit and related facilities established by the Existing Credit Documents, and (iii) that the Lender extend the expiry dates on the Deutsche Bank Letter of Credit and the Vereinsbank Letter of Credit until November 30, 1999. The Lender has agreed to do so upon the terms and subject to the conditions set forth in that certain Amendment and Forbearance Agreement (the "Amendment Agreement") by and between the Company and the Lender, dated as of even date herewith, including, without limitation, the Credit Parties' execution and delivery of this Security Agreement.

         NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective loans and extensions of credit thereunder, the Credit Parties hereby agree with the Lender as follows:

         1.       Defined Terms.

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Amendment Agreement and used herein shall have the meanings given to them in the Amendment Agreement and the Amended Credit Documents, and the following terms which are defined in the Uniform Commercial Code in effect in the State of North Carolina on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm


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Products, Fixtures, General Intangibles, Instruments, Inventory, Investment
Property and Proceeds.

         (b)      The following terms shall have the following meanings:

                  "Agency Agreement": such term as referenced and defined in Appendix A of the Participation Agreement.

                  "Collateral": as defined in Section 2 of this Agreement; provided, however that Collateral shall not include any property which is subject to a lien or security interest created pursuant to the TROL Transaction Documents.

                  "Collateral Account": any collateral account established by the Lender as provided in subsection 3.3 hereof or subsection 7.2 hereof.

                  "Contracts": all other contracts and agreements to which a Credit Party is a party, as each may be amended, supplemented or otherwise modified from time to time, including, without limitation,
         (i) all rights of a Credit Party to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of a Credit Party to damages arising out of or for breach or default in respect thereof and (iii) all rights of a Credit Party to exercise all remedies thereunder.

                  "Copyright Licenses": any written agreement, naming any Credit Party as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3 hereto.

                  "Copyrights": (i) all United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 3 hereto, and (ii) all renewals thereof including, without limitation, any thereof referred to in Schedule 3 hereto.

                  "Guarantors": the Persons which give a guaranty in respect of any of the Secured Obligations.

                  "Lease Agreement": such term as referenced and defined in Appendix A of the Participation Agreement.

                  "Operative Agreements": such term as referenced and defined in Appendix A of the Participation Agreement.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 4 hereto.


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                  "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 4 hereto, and
         (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 4 hereto.

                  "Secured Obligations": the collective reference to the following:

                           (i) the Revolving Loan Obligations, including without limitation, all unpaid principal of and interest on (including interest accruing after maturity and after the commencement of bankruptcy or insolvency proceedings) the Revolving Loans and other obligations owing under the Revolving Credit Agreement, and all other indebtedness, liabilities and obligations owing thereunder, whether now existing or hereafter arising, and whether primary, secondary, direct, contingent, or joint and several;

                           (ii) the Term Loan Obligations, including without limitation, all unpaid principal of and interest on (including interest accruing after the maturity and after the commencement of bankruptcy or insolvency proceedings) the Term Loans and other obligations owing under the Term Notes, or any other documents or instruments evidencing the Term Loans, whether now existing or hereafter arising, and whether primary, secondary, direct, contingent, or joint and several;

                           (iii)    the LOC Obligations;

                           (iv) the TROL Obligations, including without limitation, any and all obligations now existing or hereafter arising, owing by the Company, the Guarantors and/or any of their affiliates under or pursuant to the TROL Transaction Documents, including specifically without limitation all obligations and liabilities of the Company, the Guarantors and their affiliates under or with respect to the Participation Agreement, the Lease Agreement, the Agency Agreement and each of the other Operative Agreements;

                           (v)      all indebtedness, liabilities and
         obligations of any kind or nature, now existing or hereafter arising, owing by the Credit Parties to the Lender, arising under this Security Agreement or any of the other Amended Credit Documents.

                  "Trademark License": any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 5 hereto.

                  "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all


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         applications in connection therewith, whether in the United States
         Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 5 hereto, and (b) all renewals thereof.

                  "Uniform Commercial Code": the Uniform Commercial Code as from time to time in effect in the State of North Carolina.

                  "Work": any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each of the Credit Parties hereby grants to the Lender, a security interest in all of the following property now owned or at any time hereafter acquired by such Credit Party or in which such Credit Party now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (a)      all Accounts;

                  (b)      all Chattel Paper;

                  (c)      all Contracts;

                  (d)      all Copyrights;

                  (e)      all Copyright Licenses;

                  (f)      all Documents;

                  (g)      all Equipment;

                  (h)      all Fixtures;

                  (i)      all General Intangibles, including Contracts;

                  (j)      all Instruments;


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                  (k)      all Inventory;

                  (1)      all Investment Property;

                  (m)      all Patents;

                  (n)      all Patent Licenses;

                  (o)      all Trademarks;

                  (p)      all Trademark Licenses;

                  (q) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Credit Party or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                  (r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided that this Agreement shall not constitute an assignment of, or a grant of a security interest in or lien on, any fixtures, contract, lease or other agreement to which any Credit Party is a party if such assignment or grant of a security interest or lien is prohibited by the terms of such contract, lease or agreement.

         This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until all the Secured Obligations (other than unasserted indemnity claims), now existing or hereafter arising, have been paid in full, the commitments relating thereto have been terminated and the Amended Credit Documents shall no longer be in effect.

         3.       Provisions Relating to Accounts.

         3.1 Credit Parties Remain Liable under Accounts. Anything herein to the contrary notwithstanding, each of the Credit Parties shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. The Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Account pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of a Credit Party under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to


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take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         3.2 Analysis of Accounts. The Lender shall have the right, from time to time or at any time after the occurrence of an Event of Default, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Credit Parties shall furnish all such assistance and information as the Lender may require in connection with such test verifications. At any time after the occurrence, and during the continuance of, an Event of Default, upon the Lender's request and at the expense of the Credit Parties, the Credit Parties shall cause independent public accountants or others satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Lender in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Lender's satisfaction the existence, amount and terms of any Accounts.

         3.3 Collections on Accounts. (a) The Lender hereby authorizes the Credit Parties to collect the Accounts, provided that the Lender may curtail or terminate said authority at any time after the occurrence of an Event of Default. If required by the Lender at any time after the occurrence of an Event of Default, any payments of Accounts, when collected by the Credit Parties, (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Credit Parties in a Collateral Account maintained under the sole dominion and control of the Lender, subject to withdrawal by the Lender only as provided in Section 7.3 hereof, and (ii) until so turned over, shall be held by the Credit Parties in trust for the Lender, segregated from other funds of the Credit Parties.

         (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At the Lender's request after the occurrence of an Event of Default, the Credit Parties shall deliver to the Lender copies of documents in its possession or control (or as to which they have a right or ability to get) evidencing, and relating to, the agreements and transactions which gave rise to the Accounts which are necessary for collection of such Accounts by the Lender.

         4.       Provisions Relating to Contracts.

         4.1 Credit Parties Remain Liable under Contracts. Anything herein to the contrary notwithstanding, each of the Credit Parties shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms, and provisions of each Contract. The Lender shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Contract pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of a Credit Party under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the


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sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         4.2 Communication with Contracting Parties. The Lender in its own name or in the name of others, at any time after the occurrence of an Event of Default or in connection with any audit of a Contract by the Lender or any other Person designated by the Lender, may communicate with parties to the Contracts to verify with them to the Lender's satisfaction the existence, amount and terms of any Contract.

         5. Representations and Warranties. Each Credit Party hereby represents and warrants that:

         5.1 Title; No Other Liens. Except for liens permitted specifically under the terms of the Amended Credit Documents (hereinafter referred to as "Permitted Liens"), the Credit Party owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Lender, pursuant to this Agreement or as are permitted pursuant to the TROL Transaction Documents.

         5.2 Perfected First Priority Liens. Except as otherwise expressly provided in this Agreement, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on
Schedule 2 attached hereto, and possession of such Collateral with respect to which perfection is acquired by possession, will constitute perfected security interests in the Collateral in favor of the Lender, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens and (c) are enforceable as such against (i) all creditors of and purchasers from the Credit Party (except purchasers of Inventory in the ordinary course of business) and (ii) any Person having any interest in the real property where any of the Equipment is located.

         5.3 Inventory and Equipment. The Inventory and the Equipment of the Credit Party are kept at the locations listed on Schedule 1 hereto.

         5.4 Chief Executive Office. Each Credit Party's chief executive office and chief place of business, and the place where it keeps its books and records, is located at the address shown on Schedule I hereto.

         5.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         5.6 Representations and Warranties Relating to Contracts. (a) No consent of any party (other than the Credit Party) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.


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         (b)      Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

         (d) Neither the Credit Party nor (to the best of the Credit Party's knowledge) any other party to any Contract is in default or is likely to become in default in any material respects in the performance or observance of any of the terms thereof.

         (e) The Credit Party has fully performed in all material respects all its obligations under each Contract.

         (f) The right, title and interest of the Credit Party in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Credit Party as to any Contract which would materially adversely affect the value of such Contract.

         (g) No amount payable to any Credit Party under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.

         (h) Except as set forth on Schedule 6 hereto, none of the parties to any Contracts is a Governmental Authority.

         5.7 Copyrights, Patents and Trademarks. (a) Schedule 3 hereto includes all Copyrights and Copyright Licenses owned by each Credit Party in its own name as of the date hereof. Schedule 4 hereto includes all Patents and Patent Licenses owned by each Credit Party in its own name as of the date hereof. Schedule 5 hereto includes all Trademarks and Trademark Licenses owned by each Credit Party in its own name as of the date hereof.

         (b) To the best of each Credit Party's knowledge, each Copyright registration, issued Patent and Trademark registration of the Credit Party is valid, subsisting, unexpired, enforceable and has not been abandoned.

         (c) Except as set forth in either Schedule 4 hereto or Schedule 5 hereto, no Copyright registration, issued Patent and Trademark registration of any Credit Party is the subject of any licensing or franchise agreement.


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         (d)      No holding, decision or judgment has been rendered by any
Governmental Authority which would limit, cancel or question the validity of any Copyright registration, issued Patent or Trademark registration of any Credit Party.

         (e) No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright registration, issued Patent or Trademark registration of any Credit Party, or which, if adversely determined, would have a material adverse effect on the value of any Copyright registration, issued Patent or Trademark registration.

         6. Covenants. Each Credit Party covenants and agrees with the Lender that, from and after the date of this Agreement until the Secured Obligations (other than unasserted indemnity claims) have been satisfied in full and the Commitments have been terminated:

         6.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Lender, duly indorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

         6.2 Marking of Records. Each Credit Party will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

         6.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Each Credit Party shall maintain the security interest created by this Agreement as a perfected security interest subject only to Permitted Liens and shall defend such security interest against claims and demands of all Persons whomsoever.

         (b) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Credit Parties, the Credit Party will promptly and duly execute and deliver such further instruments and documents and take such further action (including without limitation all actions required under the Federal Assignment of Claims Act or any similar state statute) as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

         6.4      Changes in Locations, Name, etc. No Credit Party will:

                  (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 1 hereto, unless it shall have given the Lender at least 30 days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made, except that Equipment may be moved from such location for a reasonable period of time for purposes of repair of such Equipment or for testing in the ordinary cause of business;


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                  (b)      change the location of its chief executive office
         and chief place of business or the location at which it maintains its books and records from that specified on Schedule 1 hereto, unless it shall have given the Lender at least 30 days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made; or

                  (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Lender in connection with this Agreement would become seriously misleading, unless it shall have given the Lender at least 30 days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made.

         6.5 Further Identification of Collateral. Each Credit Party will furnish to the Lender from time to time upon request, but prior to the occurrence and during the continuance of an Event of Default, not more than once in any calendar year, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

         6.6 Indemnification. The Credit Parties agree to pay, and to save the Lender harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any requirement of law applicable to any of the Collateral and
(iii) in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Lender. In any suit, proceeding or action brought by the Lender under any Account for any sum owing thereunder, the Credit Parties will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by any Credit Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from any Credit Parties.

         6.7 Covenants Relating to Accounts Upon Default. At any time after the occurrence of an Event of Default:

                  (a) the amount represented by each Credit Party to the Lender from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount and believed by such Credit Party to be actually owing by such account debtor or debtors thereunder;


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                  (b)      each Credit Party will not amend, modify, terminate
         or waive any agreement giving rise to an Account in any manner which would reasonably be expected to materially adversely affect the value of the Accounts as Collateral;

                  (c) each Credit Party will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination);

                  (d) each Credit Party will not fail to deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account; and

                  (e) other than in the ordinary course of business as generally conducted by each Credit Party, each Credit Party will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

         6.8 Covenants Relating to Contracts. (a) Each Credit Party will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

         (b) Each Credit Party will promptly provide upon request to the Lender copies of particular Contracts and each material demand, notice or document relating thereto.

         (c) In any suit, proceeding or action brought by the Lender under any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, each Credit Party will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the Credit Party thereunder, arising out of a breach by the Credit Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Credit Party except for any such expense, loss or damage which results from the gross negligence of the willful misconduct of the Lender.

         6.9 Covenants Relating to Copyrights. (a) Each Credit Party will employ the Copyright for each Work with such notice of copyright as may be required by law to secure copyright protection.

         (b) Each Credit Party will not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (i) will not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain; (ii) shall notify the Lender immediately if it knows, or has reason to know, that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding the Credit Party's ownership of any such Copyright or its validity; (iii) will take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by the Credit Party including, without limitation, filing of applications for renewal where necessary; and (iv) will promptly notify the Lender of any material infringement of any material Copyright of the Credit Party of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

         6.10 Covenants Relating to Patents and Trademarks. (a) Each Credit Party (either itself or through licensees) will, except with respect to any Trademark that the Credit Party shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Lender, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

         (b) Each Credit Party will not, except with respect to any Patent that the Credit Party shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

         (c) The Credit Party will notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Credit Party's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

         (d) Whenever the Credit Party, either by itself or through the Lender, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Credit Party shall report such filing to the Lender within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Lender, the Credit Party shall execute and deliver any and all agreements, instruments, documents and papers as the Lender may request to evidence the Lender's security interest in any Patent or Trademark and the goodwill and general intangibles of the Credit Party relating thereto or represented thereby.

         (e) Each Credit Party will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (f) In the event that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Credit Party shall promptly notify the Lender after it learns thereof and shall, unless the Credit Party shall reasonably determine that such Patent or Trademark is of negligible economic value to the Credit Party which determination the Credit Party shall promptly report to the Lender, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Credit Party shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

         6.11     Covenants Relating to Inventory and Equipment

         (a) Each Credit Party will, upon ten (10) days' written notice from the Lender, provide a physical history of Inventory and/or Equipment on a quarterly basis or, after the occurrence of an Event of Default, more frequently.

         (b) The Credit Party shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Lender from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Lender and the Credit Party as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $100,000 per occurrence) to be paid directly to the Lender. Each such policy shall in addition (i) name the Credit Party and the Lender as insured parties thereunder (without any representation or warranty by or obligation upon the Lender) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Lender notwithstanding any action, inaction or breach of representation or warranty by the Credit Party, (iii) provide that there shall be no recourse against the Lender for payment of premiums or other amounts with respect thereto and (iv) provide that at least thirty (30) days' prior written notice of cancellation or lapse shall be given to the Lender by the insurer. The Credit Party shall, if so requested by the Lender, deliver to the Lender original or duplicate policies of such insurance and, as often as the Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Credit Party shall, at the request of the Lender, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 6.3 hereof and cause the insurers to acknowledge notice of such assignment.

         (c) In the case of any loss involving damage to Equipment or Inventory of the Credit Party, the Credit Party shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to the Credit Party shall be used by the Credit Party, except as otherwise required or permitted hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

         (d) So long as no Event of Default shall have occurred, all insurance payments received by the Lender in connection with any loss, damage or destruction of any Inventory or Equipment shall be released by the Lender to the Credit Party for the repair, replacement or restoration thereof. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the Credit Party to complete any such repair, replacement or restoration required hereunder, the Lender shall not be required to release the amount thereof to the Credit Party and may hold or continue to hold such amount in a Collateral Account as additional security for the Secured Obligations (except that any such amount shall be released by the Lender to the Credit Party if no Event of Default has occurred). If an Event of Default has occurred, the Lender may elect, in its sole and absolute discretion, to release any such insurance payments for the purposes set forth in the first sentence of this Section 6.11(d), or to hold such insurance payments as additional Collateral hereunder or apply the same in reduction of the Secured Obligations in such order or manner as the Lender may determine in its sole and absolute discretion.

         7.       Remedies.

         7.1 Notice to Account Debtors and Contract Parties. Upon the request of the Lender at any time after the occurrence of an Event of Default, the Credit Parties shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Lender and that payments in respect thereof shall be made directly to the Lender.

         7.2 Proceeds to be Turned Over To Lender. In addition to the rights of the Lender specified in Section 3.3 hereof with respect to payments of Accounts, after the occurrence of an Event of Default all Proceeds received by the Credit Parties consisting of cash, checks and other near-cash items shall be held by the Credit Parties in trust for the Lender, segregated from other funds of the Credit Parties, and shall, forthwith upon receipt by the Credit Parties, be turned over to the Lender in the exact form received by the Credit Parties (duly indorsed by the Credit Parties to the Lender in a manner satisfactory to the Lender, if required by the Lender) and held by the Lender in a Collateral Account maintained under the sole dominion and control of the Lender. All Proceeds while held by the Lender in a Collateral Account (or by the Credit Parties in trust for the Lender) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection 7.3 hereof.

         7.3 Application of Proceeds. At such intervals as may be agreed upon by the Credit Parties and the Lender or at any time after an Event of Default shall have occurred, at the Lender's election, the Lender may apply all or any part of Proceeds held in any Collateral Account in ratable payment of the Secured Obligations, and any part of such funds which the

Lender elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Lender to the Credit Parties or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been satisfied in full and the Commitments shall have been terminated shall be paid over to the Credit Parties or to whomsoever may be lawfully entitled to receive the same.

         7.4 Code Remedies. At any time after an Event of Default shall have occurred, the Lender, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Credit Parties or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in a Credit Party, which right or equity is hereby waived and released. The Credit Parties further agree, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the respective Credit Party's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order and manner determined by the Lender in its sole and absolute discretion, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to each of the Credit Parties. To the extent permitted by applicable law, each Credit Party waives all claims, damages and demands it may acquire against the Lender arising out of the exercise of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if received by the Credit Parties at least 20 days before such sale or other disposition.

         7.5 Deficiency. The Credit Parties shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured

Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

         8. Lender's Appointment as Attorney-in-Fact; Lender's Performance of Credit Parties' Obligations.

         8.1 Powers. Each Credit Party hereby irrevocably constitutes and appoints the Lender and any officer of the Lender, with full power of substitution, as its true and lawful attorney-in-fact with fully irrevocable power and authority in the place and stead of such Credit Party and in the name of such Credit Party or in the name of the Lender, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to secure the Secured Obligations and grant security interests in the Collateral as contemplated by this Agreement, and, without limiting the generality of the foregoing, each Credit Party hereby gives the Lender the power and right, on behalf of such Credit Party, without notice to or assent by such Credit Party, to do the following:

                  (a) in the case of any Account, at any time when the authority of such Credit Party to collect the Accounts has been curtailed or terminated pursuant to Section 3.3(a) hereof, or in the case of any other Collateral, at any time after an Event of Default has occurred, in the name of such Credit Party or in the name of the Lender, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

                  (b) in the case of any Copyrights, Patents or Trademarks, at any time after an Event of Default has occurred, to execute and deliver any and all agreements, instruments, documents, and papers as the Lender may request to evidence the Lender's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Credit Party relating thereto or represented thereby;

                  (c) at any time after an Event of Default has occurred, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect, any repairs or any insurance called for by the terms all or any part of the premiums therefor and the costs thereof;

                  (d) to execute, in connection with the sale provided for in Section 7.4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (e)      at any time after an Event of Default has occurred,
         (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against the Credit Party with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; (vii) to assign or grant licenses, any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and such Credit Party's expense, at any time, or from time to time, all reasonable acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Credit Party might do.

The Lender agrees that, except after the occurrence of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Lender pursuant to this Section 8.1.

         8.2 Performance by Lender of Credit Parties' Obligations. If the Credit Parties fail to perform or comply with any of their agreements contained herein, the Lender, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         8.3 Credit Parties' Reimbursement Obligation. The expenses of the Lender incurred in connection with actions undertaken as provided in this
Section 8, together with interest thereon at the post-default rate per annum set forth in the Revolving Credit Agreement from the date of payment by the Lender to the date reimbursed by the Credit Parties, shall be payable by the Credit Parties to the Lender on demand.

         8.4 Ratification; Power Coupled With An Interest. The Credit Parties hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Secured Obligations have been satisfied in full and the Commitments have been terminated.

         9. Duty of Lender. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account, except that the Lender shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Lender, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Credit Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Credit Parties for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         10. Execution of Financing Statements. Pursuant to Section 9-402 of the Uniform Commercial Code, each Credit Party authorizes the Lender to file financing statements with respect to the Collateral without the signature of such Credit Party in such form and in such filing offices as the Lender reasonably determines appropriate to perfect the security interests of the Lender under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         11. Notices. All notices shall be given or made in accordance with the terms of the Revolving Credit Agreement.

         12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13.      Amendments in Writing; No Waiver; Cumulative Remedies.

         13.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Lender and the Credit Parties directly affected thereby; provided that any provision of this Agreement may be waived by the Lender in a letter or agreement executed by the Lender or by facsimile transmission from the Lender.

         13.2 No Waiver by Course of Conduct. The Lender shall not by any act (except by a written instrument pursuant to Section 13.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

         13.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         14. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         15. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Credit Parties and shall inure to the benefit of the Lender and its successors and assigns, provided that the Credit Parties may not assign any of their rights or obligations under this Agreement without the prior written consent of the Lender and any such purported assignment without such prior written consent shall be null and void.

         16. Term of Agreement. This Agreement and the security interests granted hereunder shall remain in full force and effect until the Secured Obligations have been satisfied in full and the Commitments have been terminated, at which time the Lender shall release and terminate the security interests granted to it hereunder. Upon such release and termination, (i) the Credit Parties shall be entitled to the return, at the Credit Parties' expense, of any and all funds in the Collateral Account and such of the Collateral held by the Lender as shall not have been sold or otherwise applied pursuant to the terms hereof and (ii) the Lender will, at the Credit Parties' expense, execute and deliver to the Credit Parties such UCC termination statements and other documents as the Credit Parties shall reasonably request to evidence such release and termination.

         17. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed and delivered as of the date first above written.

CREDIT PARTIES:                          APPLIED ANALYTICAL INDUSTRIES, INC.
                                         AAI LEARNING CENTER INC.
                                         AAI TECHNOLOGIES, INC.
                                         AAI PROPERTIES, INC.
                                         KANSAS CITY ANALYTICAL SERVICES, INC.
                                         MEDICAL AND TECHNICAL RESEARCH
                                            ASSOCIATES, INC.

                                             /s/ Eugene T. Haley
                                             ---------------------------------
                                             Eugene T. Haley
                                             Executive Vice President,
                                             Applied Analytical Industries, Inc.

Attest:


By: /s/  Albert N. Cavagnaro             By: /s/  Frederick D. Sancilio
   ---------------------------------        ---------------------------------
      Name: Albert N. Cavagnaro               Name: Frederick D. Sancilio
      Title: Assistant Secretary              Title: Chairman of the Board


LENDER:                                  BANK OF AMERICA, N.A.

                                         By: /s/ David C. Houston
                                            ---------------------------------
                                         Name: David C. Houston
                                         Title: Vice President

                                   Schedule 1


-------------------------------------------------------------------------------------------------------------------------
Credit Party                  Chief Executive Office       Locations of Collateral                  Record Owner (if
                                                                                                 other than Credit Party)
-------------------------------------------------------------------------------------------------------------------------
Applied Analytical            1206 N. 23rd St.             1206 N. 23rd St.
Industries, Inc.              Wilmington, NC 28405         Wilmington, NC 28405
-------------------------------------------------------------------------------------------------------------------------
AAI Learning Center Inc.      1206 N. 23rd St.             1206 N. 23rd St.
                              Wilmington, NC 28405         Wilmington, NC 28405
-------------------------------------------------------------------------------------------------------------------------
AAI Technologies, Inc.        300 Delaware Avenue,         300 Delaware Avenue,
                              Suite 1704                   Suite 1704
                              Wilmington, Delaware         Wilmington, Delaware
                              19801-1612                   19801-1612
-------------------------------------------------------------------------------------------------------------------------
AAI Properties, Inc.          300 Delaware Avenue,         300 Delaware Avenue,
                              Suite 1704                   Suite 1704
                              Wilmington, Delaware         Wilmington, Delaware
                              19801-1612                   19801-1612
-------------------------------------------------------------------------------------------------------------------------
Applied Analytical            Viale Sarca, 223             Viale Sarca, 223
Industries Italy, S.r.l.      20126 Milano, Italy          20126 Milano, Italy
-------------------------------------------------------------------------------------------------------------------------
AAI UK Ltd.
-------------------------------------------------------------------------------------------------------------------------
AAI Japan, Inc.               11th Floor Suzuwa            11th Floor Suzuwa
                              Building                     Building
                              4-7-10, Nihonbashi           4-7-10, Nihonbashi
                              Honcho, Chuo-ku              Honcho, Chuo-ku
                              Tokyo 103-0023 Japan         Tokyo 103-0023 Japan
-------------------------------------------------------------------------------------------------------------------------
Kansas City Analytical        12700 Johnson Drive          12700 Johnson Drive
Services, Inc.                Shawnee, Kansas 66216        Shawnee, Kansas 66216
-------------------------------------------------------------------------------------------------------------------------
Medical and Technical         Two Vision Drive             Two Vision Drive
Research Associates, Inc.     Natick, Massachusetts        Natick, Massachusetts
                              01760                        01760
-------------------------------------------------------------------------------------------------------------------------
AAI Vermogensver-             Wegenerstr, 13               Wegenerstr, 13
waltungsgesellschaft mgH      D-89231 Neu-Ulm,             D-89231 Neu-Ulm,
                              Germany                      Germany
-------------------------------------------------------------------------------------------------------------------------
L.A.B. Verwaltungs-           Wegenerstr, 13               Wegenerstr, 13
gesellschaft mbH              D-89231 Neu-Ulm,             D-89231 Neu-Ulm,
                              Germany                      Germany
-------------------------------------------------------------------------------------------------------------------------
Applied Analytical            Wegenerstr, 13               Wegenerstr, 13
Industries Deutschland        D-89231 Neu-Ulm,             D-89231 Neu-Ulm,
GmbH                          Germany                      Germany
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
Credit Party                 Chief Executive Office       Locations of Collateral                  Record Owner (if
                                                                                                other than Credit Party)
-------------------------------------------------------------------------------------------------------------------------

AAI Applied Analytical       Wegenerstr, 13               Wegenerstr, 13
Industries Deutschland       D-89231 Neu-Ulm,             D-89231 Neu-Ulm,
GmbH & Co, KG                Germany                      Germany
-------------------------------------------------------------------------------------------------------------------------
L.A.B. Benelux B.V.          Eusebiusplein 42             Eusebiusplein 42
                             NL-6811 HG Arnheim,          NL-6811 HG Arnheim,
                             Netherlands                  Netherlands
-------------------------------------------------------------------------------------------------------------------------
Applied Analytical           40 Rue Charles Duflos        40 Rue Charles Duflos
Industries France S.A.R.L.   F-92270 Bois Colombes,       F-92270 Bois Colombes,
                             France                       France
-------------------------------------------------------------------------------------------------------------------------
Neosan Arzneimittel-         Wegenerstr, 13               Wegenerstr, 13
Vertriebsgesellschaft mbH    D-89231 Neu-Ulm,             D-89231 Neu-Ulm,
                             Germany                      Germany
-------------------------------------------------------------------------------------------------------------------------
I.P.A.-Internationale        Wegenerstr, 13               Wegenerstr, 13
Pharma Agentur GmbH          D-89231 Neu-Ulm,             D-89231 Neu-Ulm,
                             Germany                      Germany
-------------------------------------------------------------------------------------------------------------------------
Inpharmco, Gesellschaft      Munich, Germany              Munich, Germany
zur Vermarktung von
Arzneimitteln mbH
-------------------------------------------------------------------------------------------------------------------------
LAB (Great Brittan)
Limited
-------------------------------------------------------------------------------------------------------------------------
Proscientia Holding AG       Zurich, Switzerland         Zurich, Switzerland
-------------------------------------------------------------------------------------------------------------------------
Technopharm S.A.             Zurich, Switzerland         Zurich, Switzerland
-------------------------------------------------------------------------------------------------------------------------

                                   Schedule 2

           Filings and Actions required to Perfect Security Interests

The filing of UCC Financing Statements in the locations listed below:


--------------------------------------------------------------------------------------------------
             Debtor                                               Filing Jurisdiction
--------------------------------------------------------------------------------------------------
Applied Analytical Industries, Inc.                    North Carolina Secretary of State
                                                       New Hanover County, North Carolina
                                                       Durham County, North Carolina
                                                       Delaware Secretary of State
                                                       Kansas Secretary of State
                                                       New Jersey Secretary of State
                                                       California Secretary of State
                                                       Massachusetts Secretary of the Commonwealth
                                                       Natick, Massachusetts Town Clerk
--------------------------------------------------------------------------------------------------
AAI Learning Center Inc.                               North Carolina Secretary of State
                                                       New Hanover County, North Carolina
                                                       Durham County, North Carolina
                                                       Delaware Secretary of State
                                                       Kansas Secretary of State
                                                       New Jersey Secretary of State
                                                       California Secretary of State
--------------------------------------------------------------------------------------------------
AAI Technologies, Inc.                                 North Carolina Secretary of State
                                                       New Hanover County, North Carolina
                                                       Durham County, North Carolina
                                                       Delaware Secretary of State
                                                       Kansas Secretary of State
                                                       New Jersey Secretary of State
                                                       California Secretary of State
--------------------------------------------------------------------------------------------------
AAI Properties, Inc.                                   North Carolina Secretary of State
                                                       New Hanover County, North Carolina
                                                       Durham County, North Carolina
                                                       Delaware Secretary of State
                                                       Kansas Secretary of State
                                                       New Jersey Secretary of State
                                                       California Secretary of State
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
               Debtor                                            Filing Jurisdiction
--------------------------------------------------------------------------------------------------
Kansas City Analytical Services, Inc.                  North Carolina Secretary of State
                                                       New Hanover County, North Carolina
                                                       Durham County, North Carolina
                                                       Delaware Secretary of State
                                                       Kansas Secretary of State
                                                       New Jersey Secretary of State
                                                       California Secretary of State
--------------------------------------------------------------------------------------------------
Medical and Technical Research Associates,             North Carolina Secretary of State
Inc.                                                   New Hanover County, North Carolina
                                                       Durham County, North Carolina
                                                       Delaware Secretary of State
                                                       Kansas Secretary of State
                                                       New Jersey Secretary of State
                                                       California Secretary of State
                                                       Massachusetts Secretary of the Commonwealth
                                                       Natick, Massachusetts Town Clerk
--------------------------------------------------------------------------------------------------

                                   Schedule 3

                       Copyrights and Copyright Licenses

                                     None.

                                   Schedule 4

                          Patents and Patent Licenses

TITLE: LIQUID ORAL PHARMACEUTICAL COMPOSITIONS OF NON-STEROIDAL ANTI-INFLAMMATORY DRUGS (AAI 2)

PRIORITY FILING:           United States

PRIORITY DATE:             July 25, 1988

PATENT DATE:               April 17, 1990

PATENT NUMBER:             4,918,103

BREADTH OF FILING:         U.S. Only

ABSTRACT:                  A pharmaceutically elegant, one phase, liquid
                           composition for oral administration comprises a NSAID such as ibuprofen plus a di- or triglyceride of a medium chain fatty acid edible oil which has the characteristics of a pharmaceutical solvent carrier as known to those skilled in the art. Other pharmaceutical additives may be optionally added. An additional stipulation is that ethanol or other monohydric alcohol solvents should not be present.

PRODUCTS:                  NSAIDs which have a reactive carboxylic acid moiety
                           in their chemical structures, providing esters of NSAIDs.

                           Forms oral solutions, primarily of ibuprofen.

TITLE:                     ORAL LIQUID PHARMACEUTICAL COMPOSITIONS OF
                           SULINDAC (AAI 4)

PRIORITY FILING:           United States

PRIORITY DATE:             November 3, 1988

PATENT DATE:               November 15, 1989

PATENT NUMBER:             4,880,835

BREADTH OF FILING:         United States Only

ABSTRACT:                  Pharmaceutically elegant oral liquid compositions
                           of sulindac are prepared using calcium sulindac in a vehicle comprising a glycol, a polyol, optional ethanol and pharmaceutical additives.

PRODUCT:                   Calcium sulindac

TITLE: LIQUID ORAL PHARMACEUTICAL COMPOSITIONS OF NON-STEROIDAL ANTI-INFLAMMATORY DRUGS (AAI 2-9)

PRIORITY FILING:           United States

PRIORITY DATE:             March 6, 1990

PATENT DATE:               April 30, 1991

PATENT NUMBER:             5,011,852

BREADTH OF FILING:         U.S. Only

ABSTRACT:                  A one phase, liquid composition for oral
                           administration comprises a NSAID such as an indoleacetic acid derivative or a pyrroleacetic acid derivative plus a di- or triglyceride of a medium chain fatty acid edible oil which has the characteristics of a pharmaceutical solvent carrier as known to those skilled in the art. Other pharmaceutical additives may be optionally added. An additional stipulation is that ethanol or other monohydric alcohol solvents should not be present.

PRODUCTS:                  NSAIDs which have a reactive carboxylic acid moiety
                           in their chemical structures.

                           Forms oral solutions, primarily of ibuprofen.

TITLE: LIQUID ORAL PHARMACEUTICAL COMPOSITIONS OF NON-STEROIDAL ANTI-INFLAMMATORY DRUGS (AAI 2-9-10)

PRIORITY FILING:           United States

PRIORITY DATE:             January 30, 1991

PATENT DATE:               October 22, 1992

PATENT NUMBER:             5,059,626

BREADTH OF FILING:         U.S. Only

ABSTRACT:                  A one phase, liquid composition for oral
                           administration comprises a NSAID such as an anthranilic acid derivative plus a di- or triglyceride of a medium chain fatty acid edible oil which has the characteristics of a pharmaceutical solvent carrier as known to those skilled in the art. Other pharmaceutical additives may be optionally added. An additional stipulation is that ethanol or other monohydric alcohol solvents should not be present.

PRODUCTS:                  NSAIDs which have a reactive carboxylic acid moiety
                           in their chemical structures, providing esters of NSAIDs.

                           Forms non-aqueous oral solution, primarily of ibuprofen.

TITLE: LIQUID ORAL PHARMACEUTICAL COMPOSITIONS OF NON-STEROIDAL ANTI-INFLAMMATORY DRUGS (AAI 11)

PRIORITY FILING:           United States

PRIORITY DATE:             September 27, 1991

PATENT DATE:               February 2, 1993

PATENT NUMBER:             5,183,829

BREADTH OF FILING:         U.S. Only

ABSTRACT:                  Pharmaceutically elegant oral compositions of
                           non-steroidal anti-inflammatory drugs or their salts are prepared by adding selected dispersing agents such as a polyvinylpyrrolidone, hydroxypropyl-methylcellulose or hydroxypropylcellulose to the
                           NSAIDs in a medium of polyol-glycol-alcohol. The compositions offer the formation of finely dispersed active ingredients upon dispersion in gastric juice.

                           Note: This patent is the basis Of AAI's PROSORB TECHNOLOGY.

PRODUCTS:                  NSAIDs which have a reactive carboxylic acid moiety
                           in their chemical structure.

                           Forms oral solutions, primarily of diclofenac, fenoprofen, flurbiprofen, ibuprofen indomethacin, ketoprofen, naproxen, etodolac and sulindac.

TITLE:                     ORAL COMPOSITIONS OF PROTEINACEOUS MEDICAMENTS
                           (AAI-12)

PRIORITY FILING:           United States

PRIORITY DATE:             November 25, 1991

PATENT DATE:               April 27, 1993

PATENT NUMBER:             5,206,219

BREADTH OF FILING:         U.S. Only

ABSTRACT:                  Proteinaceous medicaments such as erythropoetin,
                           insulin and calcitonin are formulated in a medium comprising a polyol pharmaceutical solvent combined as a co-solvent with a lipid pharmaceutical solvent.
                           The formulation is adapted for oral administration as a liquid as well as a filled hard or soft gelatin capsule. The preferred polyol solvent is polyethylene glycol/propylene glycol; the preferred lipid solvent is oleic acid.

PRODUCTS:                  Enteric coated oral composition having a protease
                           inhibitor and a proteinaceous medicament selected from erythropoietin, insulin, a growth hormone, calcitonin, growth colony stimulating factor, cyclosporin, vasopressin, a vasopressin agonist,
                           +-PA, vampire bat plasminogen amplifier, urokinase, streptokinase, interferon, and interleukin.

TITLE:                     ORAL COMPOSITIONS OF H2-ANTAGONISTS (AAI 18)

PRIORITY FILING:           United States

PRIORITY DATE:             November 30, 1994

PATENT DATE:               July 23, 1996

PATENT NUMBER:             5,538,737

BREADTH OF FILING:         PCT/US95/15256        Date: November 25, 1995
                           All Countries

ABSTRACT:                  The present invention provides pharmaceutical
                           capsule compositions of the oral administration of an H2-antagonist. The composition includes a capsule containing an emulsion having a water portion and an oil portion. A pharmaceutically acceptable sale of an H2-antagonist is dissolved in the water portion.
                           The composition delivers a therapeutically effective amount of the H2-antagonist to a patient in need thereof. The present invention also provides methods of making the capsule composition.

Products:                  H2-antagonists such as ranitidine, cimetidine,
                           nizatidine, famotidine, sufotidine, roxatidine, bisfentidine, tiotidine, lamtidine, niperotidine, mifentidine, zaltidine, and loxtidine.

TITLE:                     ORAL COMPOSITIONS OF H2-ANTAGONISTS (AAI 14-16-19)

PRIORITY FILING:           United States

PRIORITY DATE:             February 2, 1995

PATENT DATE:               April 22, 1997

PATENT NUMBER:             5,622,980

BREADTH OF FILING:         PCT/US96/00712        Date: January 18, 1996
                           All Countries

ABSTRACT:                  The present invention provides a pharmaceutical
                           composition for the oral administration of an H2-antagonist. The composition includes an H2-antagonist and a silicate TASTE-MAKING AGENT capable of forming an absorbable complex with the H2-antagonist wherein the complex exhibits a non-bitter taste. The complex inhibits the release of the H2-antagonist in the oral cavity.

PRODUCTS:                  H2-antagonists such as ranitidine, cimetidine,
                           nizatidine, famotidine, sufotidine, roxatidine, bisfentidine, tiotidine, lamtidine, niperotidine, mifentidine, zaltidine, and loxtidine.

TITLE:                     PHARMACEUTICAL GRINDING APPARATUS AND METHOD FOR
                           USING SAME

PRIORITY FILING:           United States

PRIORITY DATE:             February 29, 1996

PATENT DATE:               March 31, 1998

PATENT NUMBER:             5,733,173

BREADTH OF FILING:         United States

ABSTRACT:                  An apparatus for grinding a solid material into a
                           granulated powder formed of particles of generally uniform size includes: a mounting frame; a grinding vessel mounted on the mounting frame which has a grinding cavity defined by a substantially planar floor, a substantially planar ceiling parallel and opposed to the vessel floor, and a substantially circular internal wall; a circular grinding disk positioned within the grinding cavity; and a drive motor or other revolving means for revolving the grinding vessel along an essentially circular path.
                           The revolving motion of the grinding cavity should cause the grinding disk to contact and roll a solid material against the cavity internal wall and thereby grind a solid material contained therein into granules of substantially uniform size.

TITLE: CONTROLLED RELEASE DELIVERY COATING FORMULATION FOR BIOACTIVE SUBSTANCES (PROCORE)

PRIORITY FILING:           United States

PRIORITY DATE:             September 3, 1987

PATENT DATE:               January 2, 1990

PATENT NUMBER:             4,891,223

BREADTH OF FILING:         Belgium, Canada, Denmark, France, Germany, Great
                           Britain, Italy, Netherlands, Norway, Republic of
                           Korea, Spain, South Africa, Switzerland, Taiwan

ABSTRACT:                  The present invention relates to a bioactive
                           composition having a controlled, sustained release delivery pattern when contacted with a suitable surrounding media. The composition comprises a pharmaceutically, insecticidally, herbicidally or fertilizing bioactive material core, soluble in a given surrounding media, the core present in an amount at least sufficient for a total dosage during a specified treatment period; a first coating enveloping the bioactive material core comprising a polymer or a blend of polymers, said polymer or blend of polymers being swellable upon penetration by the surrounding media; and a second coating enveloping the first coating, the second coating comprising a polymer or a blend of polymers being water-insoluble and forming a semipermeable barrier to the inward diffusion of the surrounding media and the outward diffusion of the bioactive material dissolved in the surrounding media.

PRODUCTS:                  Any medicament requiring a sustained release
                           delivery pattern including zero-order and bi-phasic release patterns.

This patent was assigned to AAI by Air Products and Chemicals, Inc. on November 1, 1996.

                                  Schedule 5

                       Trademarks and Trademark Licenses

                                     None.

                                  Schedule 6

                    Contracts with Governmental Authorities

                                     None.